As filed with the United States Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3522315 (I.R.S. Employer Identification No.)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, of principal executive offices)

OCUGEN, INC. 2019 EQUITY INCENTIVE PLAN

(Full title of the plan)

Shankar Musunuri

Chairman of the Board and Chief Executive Officer

Ocugen, Inc.

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Goodwin Procter LLP

2929 Arch Street, Suite 1700

Philadelphia, Pennsylvania 19104

(445) 207-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 8,863,987 shares of common stock, par value $0.01 per share (“Common Stock”) of Ocugen, Inc. (the “Registrant”), issuable pursuant to the Ocugen, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2019 Plan, which provides that the total number of shares subject to the 2019 Plan will be increased on the first day of each fiscal year pursuant to a specified formula or will be increased to such lesser total number of shares as may be determined by the Board of Directors of the Registrant. Upon the effectiveness of this Registration Statement, an aggregate of 28,366,323 shares of Common Stock will be registered for issuance from time to time under the 2019 Plan. The contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 28, 2022 (File No. 333-263064), March 22, 2021 (File No. 333-254549) and March 27, 2020 (File No. 333-237454), respectively, to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 28, 2023, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (including the information specifically incorporated by reference therein from the Registrant’s definitive proxy statement relating to the 2023 annual meeting of stockholders (other than information furnished rather than filed));

(b)	the Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such items) filed with the Commission on January 9, 2023, January 9, 2023, and February 6, 2023;

(c)	the description of the Registrant’s Common Stock contained in its registration statement on Form 8-A filed with the Commission on November 18, 2014 (File No. 001-36751), together with any amendments or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2022.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Sixth Amended and Restated Certificate of Incorporation of Ocugen, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36751) filed on December 8, 2014).

4.2	Amendment to Sixth Amended and Restated Certificate of Incorporation of Ocugen, Inc., dated September 27, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36751) filed on October 1, 2019).

4.3	Amendment to Sixth Amended and Restated Certificate of Incorporation of Ocugen, Inc., dated September 27, 2019 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36751) filed on October 1, 2019).

4.4	Amendment to Sixth Amended and Restated Certificate of Incorporation of Ocugen, Inc., dated April 14, 2021 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36751) filed on May 7, 2021).

4.5	Amended and Restated Bylaws of Ocugen, Inc. (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36751) filed on October 1, 2019.

5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Ocugen, Inc.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

99.1	Ocugen, Inc. 2019 Equity Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A as filed on November 8, 2019, and incorporated herein by reference).

99.2	Form of Incentive Stock Option Agreement under Ocugen, Inc. 2019 Equity Incentive Plan (filed as exhibit 10.5 to the Registrant's Annual Report on Form 10-K as filed on February 28, 2023, and incorporated herein by reference).

99.3	Form of Non-Qualified Stock Option Agreement under Ocugen, Inc. 2019 Equity Incentive Plan (filed as exhibit 10.6 to the Registrant's Annual Report on Form 10-K as filed on February 28, 2023, and incorporated herein by reference).

99.4	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under Ocugen, Inc. 2019 Equity Incentive Plan (filed as exhibit 10.7 to the Registrant's Annual Report on Form 10-K as filed on February 28, 2023, and incorporated herein by reference).

99.5	Form of Performance-Vested Stock Option Agreement under Ocugen, Inc. 2019 Equity Incentive Plan (filed as exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q as filed on May 7, 2021, and incorporated herein by reference).

107*	Filing Fee Table.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern, Commonwealth of Pennsylvania, on this 28th day of February, 2023.

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Ocugen, Inc., hereby severally constitute and appoint Shankar Musunuri and Jessica Crespo, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2023.

Signature	Title
/s/ Shankar Musunuri	Chairman, Chief Executive Officer and Director
Shankar Musunuri	(Principal Executive Officer)

/s/ Jessica Crespo	Chief Accounting Officer and Senior Vice President, Finance
Jessica Crespo	(Principal Financial and Principal Accounting Officer)

/s/ Kirsten Castillo	Director
Kirsten Castillo

/s/ Prabhavathi Fernandes	Director
Prabhavathi Fernandes

/s/ Uday B. Kompella	Director
Uday B. Kompella

/s/ Ramesh Kumar	Director
Ramesh Kumar

/s/ Marna Whittington	Director
Marna Whittington

/s/ Junge Zhang	Director
Junge Zhang